Exhibit 10.1

FIRST AMENDMENT TO ADVISORY SERVICES AGREEMENT

THIS FIRST AMENDMENT TO ADVISORY SERVICES AGREEMENT (this “Amendment”) is made and entered into as of the 7th day of March, 2007 by and between Helmerich & Payne, Inc. (the “Company”) and George S. Dotson (“Dotson”).

W I T N E S S E T H:

WHEREAS, the Company and Dotson entered into an Advisory Services Agreement dated February 17, 2006 relating to certain services to be provided to the Company by Dotson; and

WHEREAS, the Company and Dotson are mutually agreeable to extending the term of the Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants herein and in the Agreement, the parties agree as follows:

1.                                       The term of the Agreement as contemplated in Section 1 thereof is hereby extended for an additional one (1) year term commencing March 1, 2007, and ending February 29, 2008, unless terminated earlier as provided in the Agreement.

2.                                       Except as amended hereby, all terms and conditions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date and year first above written.

HELMERICH & PAYNE, INC.

By:	/s/ Hans Helmerich
Hans Helmerich, President & CEO

/s/ George S. Dotson
GEORGE S. DOTSON